Exhibit 5.1

Nixon Peabody LLP

Attorneys At Law

October 17, 2005

Barnes Group Inc.

123 Main Street

Bristol, Connecticut 06011-0489

Ladies and Gentlemen:

We have acted as counsel to Barnes Group Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration of (i) $100,000,000 aggregate principal amount of the Company’s 3.75% convertible notes due 2025 (the “Notes”) and (ii) subject to adjustment as provided in the Indenture (as hereinafter defined), up to 2,370,290 shares of common stock of the Company, $0.01 par value per share (the “Shares”), into which the Notes may be converted, for sale by the selling security holders identified in the prospectus (the “Prospectus”) forming a part of the Registration Statement. The Notes and the Shares are herein referred to collectively as the “Securities.”

The Notes were issued pursuant to an Indenture, dated as of August 1, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Notes were issued and sold on August 1, 2005 to Banc of America Securities LLC, J.P. Morgan Securities, Inc., Jefferies & Company, Inc., BNY Capital Markets, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Calyon Securities (USA), Inc., and HSBC Securities (USA) Inc. as initial purchasers (the “Initial Purchasers”), without registration under the Act, and were offered and sold by the Initial Purchasers to “qualified institutional buyers” as defined in and in reliance on Rule 144A under the Act. In connection with the offer and sale of the Notes, the Company entered into a Resale Registration Rights Agreement, dated as of August 1, 2005, with the Initial Purchasers (the “Registration Rights Agreement”) providing for the registration of the Securities under the Act. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Indenture and the form of Notes attached as exhibits to the Indenture, and the Purchase Agreement, dated July 26, 2005, among the Company and the Initial Purchasers with respect to the issuance and sale by the Company and the purchase by the Initial Purchasers of the Notes. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

Barnes Group Inc.

October 17, 2005

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and (a) after the Commission shall have entered an appropriate order declaring effective the Registration Statement, as amended, and (b) after the Securities have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, and (c) assuming the terms of the Notes and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, we are of the opinion that (i) the Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and (ii) the Notes have been duly authorized, and assuming due execution, delivery and authentication thereof, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (z) public policy.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares and Notes while the Registration Statement is in effect and may not be

Barnes Group Inc.

October 17, 2005

used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

Very truly yours,

/s/Nixon Peabody LLP